UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934(Amendment No.  )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MONOPAR THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 5, 2024, at 10:00am Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which will be held on August 5, 2024, at 10:00am Central Time at the Company’s headquarters at 1000 Skokie Blvd., Wilmette, IL 60091 (the “Annual Meeting”). Only stockholders who held stock at the close of business on the record date, July 12, 2024, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of six directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified; (2) the ratification of the selection of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2024; (3) To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-20 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting; and (4) To approve an amendment to the Amended 2016 Stock Incentive Plan to increase the aggregate number of shares available for the grant of awards. No other items of business are expected to be considered, and no other director nominees will be entertained, at the Annual Meeting.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the six director nominees; FOR the ratification of the selection of BPM LLP; FOR the approval to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares; and FOR the amendment of the 2016 Stock Incentive Plan. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible during normal business hours for ten days prior to the meeting at our corporate headquarters at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. You may contact us toll free at (888) 517-6366 or by email at info@monopartx.com in order to obtain directions to be able to attend the meeting and vote in person on the Proposals set forth in this Proxy Statement, or to request that a copy of the Proxy Statement and Annual Report be provided to you by electronic mail.

Sincerely,

Chandler D. Robinson, MD MBA MSc

Chief Executive Officer and Director

July 22, 2024

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET OR BY COMPLETING, SIGNING AND RETURNING A PROXY CARD AS INSTRUCTED IN THE MATERIALS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2024: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023, are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

1000 Skokie Blvd., Suite 350 ● Wilmette, IL ● 60091

GENERAL INFORMATION	5

Shares Outstanding and Voting Rights	5
Quorum and Vote of Monopar Stockholders Required	5
Voting and Revocation of Proxies	5
Solicitation of Proxies	6

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	7

Nomination of Directors	7
Nominees	7
Business Experience and Directorships	7
Board Committees	8
Board and Committee Meetings; Annual Meeting Attendance	11
Independence of the Board of Directors	11
Board Diversity Matrix	11
Vote Required	11

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12

Fees for Independent Registered Public Accounting Firm	12
Vote Required	12

PROPOSAL NO. 3 – TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-20 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING.	13

Background	13
Purpose of the Proposed Reverse Split	13
Increase the Market Price of our Common Stock to a Level More Appealing for Investors	13
Determination of Ratio	14
Accounting Matters	14
Principal Effects of the Proposed Reverse Split	14
Fractional Shares	15
Effect of Authorized but Unissued Shares	15
Potential Anti-Takeover and Dilutive Effects	15
Certain Risks Associated with the Proposed Reverse Split	15
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	15
No Dissenter’s Rights	16
U.S. Federal Income Tax Consequences of the Proposed Reverse Split	16
Required Vote	16

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO THE 2016 STOCK INCENTIVE PLAN	17

Purpose of the Proposal	17
Why the Board Believes You Should Vote FOR Proposal No. 4	17
Limited shares remain available under the existing 2016 Plan	17
Board and Stockholder Approval	17
Description of the Amended 2016 Stock Incentive Plan	18
Securities Authorized for Issuance Under Equity Compensation Plans	21
Vote Required	21

REPORT OF THE AUDIT COMMITTEE	22

MONOPAR THERAPEUTICS INC.

1000 Skokie Blvd., Suite 350

Wilmette, IL 60091

PROXY STATEMENT FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 5, 2024

at 10:00am Central Time

at Monopar Therapeutics Inc.

1000 Skokie Blvd.

Wilmette, IL 60091

GENERAL INFORMATION

This Proxy Statement is furnished in connection with Monopar Therapeutics Inc.’s (“Monopar” or the “Company”) 2024 Annual Meeting of Stockholders, to be held on August 5, 2024, at 10:00am Central Time (the “Annual Meeting”) at the Company’s headquarters located at 1000 Skokie Blvd., Wilmette, IL 60091. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) is first being mailed on or about July 22, 2024. The Proxy Statement and Annual Report on Form 10-K are available at www.monopartx.com in the “Annual Meeting” subsection of the “Investors” tab. We will pay all of the costs of distributing this Proxy Statement.

.

Shares Outstanding and Voting Rights

Only holders of record of our common stock at the close of business on July 12, 2024 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On July 12, 2024, 17,601,827 shares of common stock were issued and outstanding.

Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors.

Quorum and Vote of Monopar Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at our Annual Meeting and any postponement or adjournment thereof, though the Board of Directors (the “Board of Directors” or the “Board”) may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes (if any, as described below) will be counted towards a quorum.

The required vote for each of the proposals expected to be acted upon at the Annual Meeting, present in person or represented by proxy, and the treatment of abstentions and broker non-votes, if any, under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as directors. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 2 — Ratification of the Audit Committee’s selection of the independent registered public accounting firm. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-20 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Proposal No. 4 — Approve an amendment to the 2016 Stock Incentive Plan. This proposal must be approved by a majority of the votes cast on the proposal (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” such proposal). As a result, abstentions and broker non-votes will have no effect on the vote outcome.

Voting and Revocation of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Monopar for use at the Annual Meeting.

If you are a stockholder of record of Monopar as of the Record Date referred to above, you may vote in person at the Annual Meeting or via proxy by mail using the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. Voting in person at the Annual Meeting will revoke a previous vote by proxy.

●	To vote in person:

o

If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting. Proof of identification will be required to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we highly recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

o

If your shares are held in the name of a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. You may vote those shares in person at the Annual Meeting only if you obtain a proxy from your nominee that gives you the right to vote the shares and present it along with your ballot at the Annual Meeting. To do this, you should contact your nominee.

●

To vote on the Internet if your shares are held in the name of a bank, broker or other nominee, go to the website indicated on voting instruction form to complete an electronic voting instruction form. You will be asked to provide Monopar’s number and a control number from the voting instruction form. Your vote must be received by 11:59 p.m. (Eastern Time) on August 8, 2024 to be counted.

●

To vote by mail using the proxy card if you hold shares in your name as the stockholder of record, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct. If your shares are held in the name of a bank, broker or other nominee, you may submit your voting instructions by mail. If you received these proxy materials from your nominee by email, you may need to request a paper copy to vote by mail. Please do so well in advance to allow sufficient time.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to provide voting instructions to your broker to vote your Monopar shares, either by Internet or mail as described above. If you do not give instructions to your broker, your broker can typically vote your Monopar shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposals relating to the election of directors (Proposal No. 1) and the amendment to the 2016 Stock Incentive Plan (Proposal No. 4) are non-discretionary items. On non-discretionary items for which you do not give your broker instructions, your broker will not vote your shares and, accordingly, the shares would be treated as broker non-votes if the broker submits a proxy with respect to other items for which it has discretionary authority. In addition, while we believe that the independent registered public accounting firm ratification proposal (Proposal No. 2) and reverse stock split proposal (Proposal No. 3) would typically be considered routine items for which brokers would have discretionary authority, due to the short period of time between mailing of these proxy materials and the meeting date, they may not be able to exercise discretionary authority in this case. Therefore, if you wish to have your vote recorded on any proposal, it is important that you provide your voting instructions.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” electing the six nominees to our Board of Directors in Proposal No. 1; “FOR” Proposal No. 2 ratifying the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; “FOR” Proposal No. 3 to approve an amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split; and “FOR” Proposal No. 4 amending the 2016 Stock Incentive Plan.

Our stockholders of record may change their votes at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of Monopar stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions on a new proxy card. Third, a stockholder of record can attend the Annual Meeting and vote in person. Attendance alone will not revoke a proxy, but attending and voting will revoke a proxy.

If a ”street name” stockholder has instructed a broker or other nominee to vote its shares of common stock, that stockholder must follow directions received from its broker or other nominee to change those instructions.

Solicitation of Proxies

The solicitation of your proxy is made by Monopar. In addition to solicitation by mail, the Company’s directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Monopar’s common stock for the forwarding of solicitation materials to the beneficial owners of Monopar’s common stock. Monopar will pay the cost of soliciting proxies, including reimbursing applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nomination of Directors

Your vote is requested in favor of six nominees named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The six nominees are the six current members of our Board of Directors.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which the nominee is reelected or a successor is duly elected by our stockholders, or until his or her successor is duly elected and qualified. Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

Nominees

The following table sets forth the name, age and positions of each of our director nominees as of the date of this Proxy Statement. Each of the nominees listed below is currently a director of Monopar and has been elected to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	Age	Positions	Director Since
Christopher M. Starr, PhD	72	Executive Chairman, Director, Member of the Plan Administrator Committee	December 2014
Chandler D. Robinson, MD MBA MSc	40	Chief Executive Officer, Director	December 2014
Raymond W. Anderson, MBA	82	Director, Chair of the Audit Committee, Chair of the Compensation Committee and Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	April 2017
Michael J. Brown, MSc	67	Director, Member of the Audit Committee, Member of the Compensation Committee, Member of the Corporate Governance and Nominating Committee, Member of the Plan Administrator Committee	December 2014
Arthur J. Klausner, MBA	64	Director, Chair of the Corporate Governance and Nominating Committee, Member of the Audit Committee, Member of the Compensation Committee	August 2017
Kim R. Tsuchimoto	61	Director	March 2023

Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, PhD - Executive Chairman and Board Member

Dr. Starr is a co-founder and has been our Executive Chairman and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Dr. Starr was the co-founder and served as the chief executive officer (“CEO”) at Raptor Pharmaceuticals (“Raptor”) (Nasdaq: RPTP), from its inception in 2006 through December 2014 and continued to serve Raptor as a member of its board of directors until Raptor was sold to Horizon Pharma plc in October 2016. The principal business of Raptor was the development and commercialization of treatments for rare diseases. Dr. Starr was also a co-founder of BioMarin Pharmaceutical (“BioMarin”) (Nasdaq: BMRN) in 1997 where he last served as Vice President of Research and Development until 2006. BioMarin is a fully-integrated multinational biopharmaceutical company. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York. Dr. Starr also currently serves on the boards of privately held Glycomine Inc. and Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Dr. Starr’s board qualifications include over 25 years of executive experience in funding and operating public and private biopharmaceutical companies. We believe Dr. Starr’s experience qualifies him to serve as the executive chairman of our Board.

Chandler D. Robinson, MD MBA MSc - Chief Executive Officer and Board Member

Dr. Robinson is a co-founder and has been our CEO and a Board Member of ours and our predecessor, Monopar Therapeutics, LLC, since its inception in December 2014. Since 2010, Dr. Robinson has been, and continues to be, a manager of Tactic Pharma, which he co-founded and led as CEO until it became a holding company in April 2014. Tactic Pharma acquired and developed preclinical and clinical stage biopharmaceutical compounds. From 2003 to 2006, Dr. Robinson conducted research at Northwestern University on a drug candidate currently being developed to treat Wilson’s disease, which was acquired by Tactic Pharma in 2010 and sold in 2014. Among his previous experiences, Dr. Robinson in 2008 worked at Onyx Pharmaceuticals, an oncology biopharmaceutical company, in their Nexavar marketing division, from 2008 to 2009 as a co-manager of a healthcare clinic in San Jose CA, from 2004 to present as Founder and President of an undergraduate research focused non-profit now in its 20th year, and from 2006 to 2007 as part of a quantitative internal hedge-fund style team at Bear Stearns investment bank. He also previously co-founded and was on the board of Wilson Therapeutics (acquired by Alexion Pharmaceuticals Inc., now a part of AstraZeneca), a biopharmaceutical company, and is currently on the board of Northwestern University’s Chemistry of Life Processes Institute. Dr. Robinson graduated summa cum laude from Northwestern University, earned a master’s degree in International Health Policy and Health Economics from the London School of Economics on a Fulbright Scholarship, an MBA from Cambridge University on a Gates Scholarship through Bill Gates’ Trust, and an MD from Stanford University.

Dr. Robinson’s extensive leadership and management experience along with his medical and business degrees, his entrepreneurial and strategic vision and knowledge of Monopar’s product candidates and operations led to the conclusion that he should serve as a member of our Board.

Michael J. Brown, MSc – Board Member

Mr. Brown has been a Board Member of ours and our predecessor, Monopar Therapeutics, LLC since its inception in December 2014. Since 1994, Mr. Brown has served as Chairman, and since 1996 as CEO, of Euronet Worldwide Inc. (“Euronet”) (Nasdaq: EEFT) which offers payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and individual consumers. Mr. Brown has been President of Euronet since December 2014. Mr. Brown has also served on the boards of Euronet’s predecessor companies. He has an M.S. in molecular and cellular biology.

Mr. Brown’s extensive leadership and management experience, including strategic planning, business development, and financing strategies led to the conclusion that he should serve as a member of our Board.

Raymond W. Anderson, MBA, MS – Board Member

Mr. Anderson has been a Board Member of ours since April 2017. Mr. Anderson served as a board member, chair of the audit committee and member of the compensation committee at Raptor, a biopharmaceutical company, from its founding in 2006 to its acquisition in 2016. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc., a dermatological prescription drug formulation company, from July 2003 until he retired in June 2010. He most recently served as Dow’s Managing Director from January 2009 to June 2010, and previously served as Dow’s Chief Financial Officer and Vice President, Finance and Administration. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private ultrasound surgical system company. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin, a biopharmaceutical company, from June 1998 to January 2002. Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in administration from George Washington University and a B.S. in engineering from the U.S. Military Academy.

Mr. Anderson’s background and experience as a finance executive in the biopharmaceutical industry and his qualification as an “audit committee financial expert” under SEC and Nasdaq rules led to the conclusion that he should serve as a member of our Board.

Arthur J. Klausner, MBA – Board Member

Mr. Klausner has been a Board Member of ours since August 2017. He has been a consultant to the biopharmaceutical industry since 2009 and currently serves as Executive Chairman of the oncology drug development company Concarlo Therapeutics, Inc. From 2018 to 2022, Mr. Klausner served as President, CEO, and a director of the nephrology drug development company Goldilocks Therapeutics, Inc. He served as CEO of Gem Pharmaceuticals, LLC (“Gem”) from September 2012 until Gem’s drug development assets were acquired by us in 2017. In addition to his role at Gem, Mr. Klausner served as CEO of the ophthalmology therapeutics company Jade Therapeutics Inc. from 2012 until 2015. Previously, Mr. Klausner spent a total of 18 years at the life science venture capital firms Domain Associates and Pappas Ventures (now Pappas Capital). Mr. Klausner currently serves on venture capital investment review boards for the New York University (“NYU”) Innovation Venture Fund and NYU Langone Health. He received his M.B.A. from the Stanford University Graduate School of Business and his B.A. in biology from Princeton University.

Mr. Klausner’s extensive leadership and management experience in the biopharmaceutical industry led to the conclusion that he should serve as a member of our Board.

Kim R. Tsuchimoto – Board Member

Ms. Tsuchimoto was our Chief Financial Officer from June 2015 until her recent retirement on June 30, 2024. Ms. Tsuchimoto has been a Board Member of ours since March 2023. Ms. Tsuchimoto spent over nine years at Raptor, a biopharmaceutical company, as its Chief Financial Officer from Raptor’s inception in May 2006 until September 2012, as Raptor’s Vice President of International Finance, Tax & Treasury from September 2012 to February 2015, and lastly as Raptor’s Vice President, Financial Planning & Analysis and Internal Controls from February to May 2015. Prior to Raptor, Ms. Tsuchimoto spent eight years at BioMarin, a biopharmaceutical company, and its predecessor, Glyko, Inc., where she held the positions of Vice President-Treasurer, Vice President-Controller and Controller. Ms. Tsuchimoto received a B.S. in Business Administration from San Francisco State University. She holds an inactive California Certified Public Accountant license. Ms. Tsuchimoto also currently serves on the board of Thiogenesis Therapeutics Corp., a Canadian public start-up biotech company.

Ms. Tsuchimoto’s over 25 years of experience in the biopharma industry including her strong financial management, corporate governance and financial strategy experience led to the conclusion that she should serve as a member of our Board.

Board Committees

Audit Committee

Our Audit Committee consists of Mr. Anderson, Mr. Klausner and Mr. Brown, who are independent members as defined by Nasdaq rules applicable to audit committees and the SEC under Rule 10A-3 under the Exchange Act. Mr. Anderson serves as chair of the Audit Committee and is a financial expert as defined by Nasdaq and the SEC.

The functions of our Audit Committee include, among other duties and responsibilities:

●	to oversee the integrity of the Company’s financial statements;

●	to ensure the quality of the accounting and financial reporting processes of the Company;

●	to ensure the effectiveness of the Company’s internal controls over financial reporting;

●	to assist with the Company’s compliance with legal and regulatory requirements;

●

to review and discuss with management and the independent registered public accounting firm the Company’s annual and quarterly SEC reports including the audit of the annual financial statements and the reviews of the quarterly financial statements and related disclosures;

●

to be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm performing other audit, review, or attest services for the Company;

●	to review and discuss with the Company’s management the risk assessment and risk management policies of the Company;

●

to oversee systems and procedures for the receipt, retention and resolution of complaints received by the Company regarding accounting, internal financial controls or auditing matters and for the confidential and anonymous submission by Company employees of concerns regarding potential fraud or questionable financial, accounting, internal financial controls or auditing matters;

●	to periodically review and update the financial-related sections of the Company’s Code of Business Conduct and Ethics (the “Code”);

●

to review and approve or disapprove any transaction required to be disclosed according to SEC regulations between the Company and any related party and to oversee the Company’s policies and procedures for judgments as to related party transactions; and

●	to prepare the Audit Committee’s report required by SEC rules.

The Audit Committee is governed by a written charter. The Audit Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Audit Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also annually reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating (“CG&N”) Committee consists of Mr. Klausner, Mr. Brown and Mr. Anderson who are independent members. Mr. Klausner serves as the chair of the CG&N Committee.

The functions of our CG&N Committee include, among other duties and responsibilities:

●	to oversee the composition of the Board to ensure that qualified individuals, meeting the criteria of applicable rules and regulations, serve as members of the Board and its committees;

●

to identify, review and evaluate individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise, and seeking out, to the extent reasonably possible, nominees to enhance diversity of, experience and perspectives (such as age, race, gender, geography, areas of expertise, etc.) as well as independence of the Board;

●

to consider recommendations for Board nominees and proposals appropriately submitted by our stockholders pursuant to the procedures described in our Bylaws and/or proxy statement and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, and to recommend to the Board appropriate action on any such proposal or recommendation;

●

to consider and assess the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;

●	to recommend to our Board the persons to be nominated for election as directors and to each of the Board's committees;

●	to oversee an annual evaluation of the Board;

●	to review and make recommendations to the Board with respect to management succession planning;

●	to oversee and evaluate compliance by the Board and management of the Company with the Company’s Code of Business Conduct and Ethics and the Corporate Compliance Program;

●	to develop and recommend to the Board corporate governance principles and guidelines; and

●	to oversee the evaluation and potential procurement of D&O insurance and other indemnification coverage for directors and officers.

Given the significant voting control exercised by certain of our existing stockholders, the CG&N Committee has not adopted a formal policy with respect to the consideration of nominees recommended by our stockholders, has not adopted any specific minimum qualifications for director nominees and has not adopted any formal processes for identifying and evaluating nominees. Pursuant to its charter, the CG&N Committee will consider all aspects of each candidate's qualifications and skills with the goal of having, to the extent reasonably possible, a Board with a diversity of experience and perspectives (such as age, race, gender, geography, areas of expertise, etc.). As vacancies arise, the CG&N Committee will seek to identify, review and evaluate individuals qualified to serve on the Board consistent with the above criteria along with criteria approved by the Board and to seek out nominees to enhance the relevant experience, expertise, diversity and needed qualifications of the Board. Stockholders desiring to recommend director nominees for consideration may send communications to the CG&N Committee to the care of our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

The CG&N Committee is governed by a written charter. The CG&N Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CG&N Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the CG&N Committee conducts a self-evaluation at least annually. The CG&N Committee also annually reviews and assesses the adequacy of its charter, including the CG&N Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

Compensation Committee

Our Compensation Committee consists of Mr. Anderson, Mr. Brown and Mr. Klausner who are independent members as defined by Nasdaq rules applicable to compensation committee members. Mr. Anderson serves as the chair of the Compensation Committee.

During the year ended December 31, 2023, the Compensation Committee did not engage an independent third-party compensation expert; however, the Compensation Committee subscribed to a well-known, reputable compensation survey consisting of 1,000 biotechnology, medical device and pharmaceutical companies, as one of the tools for benchmarking compensation of our senior management. The Compensation Committee also developed and maintained selection criteria and a selected group of 20 to 30 peer companies that were deemed to represent valid compensation data gathered from proxy statements as to salary, equity, board and committee fees and other compensation information for use in determining recommendations for annual compensation actions.

The functions of our Compensation Committee include, among other duties and responsibilities:

●	to annually review and approve corporate goals and objectives of our non-equity incentive plan relevant to our CEO's and executive officers’ annual compensation;

●	to recommend our CEO's compensation including annual salary, non-equity incentive plan bonuses and long-term equity compensation for Board (excluding our CEO) review and approval;

●

to review and approve, or make recommendations to our Board with respect to, the compensation of our other executive officers including annual salary, non- equity incentive plan bonuses and long-term equity compensation;

●	to oversee an evaluation of our senior executive officers;

●	to review and make recommendations to our Board with respect to non-employee director compensation including Board and committee fees and equity compensation; and

●	to prepare the annual Compensation Committee report to the extent required by SEC rules, when such requirement becomes applicable to us.

The Compensation Committee is governed by a written charter. The Compensation Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.monopartx.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The Compensation Committee Charter complies with the guidelines established by Nasdaq.

As required by its charter, the Compensation Committee conducts a self-evaluation of its methods and performance at least annually. The Compensation Committee also annually reviews and assesses the effectiveness of its charter, including the Compensation Committee’s role and responsibilities, and recommends and submits a reviewed charter including any proposed changes to the Board for annual approval of a new charter.

Plan Administrator Committee

Our Plan Administrator Committee consists of Dr. Starr, Mr. Brown and Mr. Anderson who are independent members. The Plan Administrator Committee does not have a charter, but the functions of the Plan Administrator Committee include, among other duties and responsibilities:

●

to appoint individuals responsible for the day-to-day administration of the Plan including the issuance and routing of stock option grant and other stock-based award agreements based upon Plan Administrator Committee- or Board-approved grants and related recordkeeping and accounting functions;

●

pursuant to the Plan, to grant “performance based” and “time based” stock-based awards to our employees and consultants, with the exception of our officers, senior executives and non-employee directors (which are exclusively determined by the Compensation Committee of our Board and approved by the Board);

●	to determine the number of shares of common stock and the type of awards granted under the Plan to awardees other than our officers, senior executives and non- employee directors; and

●	to determine restrictions and terms of awards including modifications or amendments to awards to awardees, other than our officers, senior executives and non- employee directors, under the Plan.

Board and Committee Meetings; Annual Meeting Attendance

In the year ended December 31, 2023, there were 10 meetings of the Board of Directors and 8 unanimous written actions by Directors. There were five Audit Committee meetings, one Compensation Committee meeting and one joint meeting of the Compensation Committee and the Board of Directors to address and approve compensation actions, one CG&N Committee meeting and one unanimous written action by the Plan Administrator Committee in 2023. All Board Members attended at least 75% of the total meetings of the Board and of the committees on which they served in 2023. The Company does not currently have a policy with regard to Board Members’ attendance at annual meetings of stockholders. All six of our Board Members at that time attended last year’s annual meeting of stockholders.

Independence of the Board of Directors

We believe it is important to have independent directors on our Board who can make decisions without being influenced by personal interests. Consistent with these considerations, after review of all relevant identified transactions or relationships between each Director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following directors are independent Directors within the meaning of the applicable Nasdaq listing standards: Dr. Starr, Mr. Brown, Mr. Anderson and Mr. Klausner. In making this determination, our Board found that none of the Directors had a material or other disqualifying relationship with us. Dr. Robinson, our President and Chief Executive Officer, and Ms. Tsuchimoto, our former Chief Financial Officer, Secretary and Treasurer, are not independent Directors by virtue of their employment relationship with us.

There are no family relationships among any of our Directors or executive officers.

Board Diversity Matrix

The following chart summarizes certain self-identified personal characteristics of our Directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix (As of June 14, 2024)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	1	4	0	1
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	1	0	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Vote Required

Directors are elected by a plurality of the votes cast, with the six nominees obtaining the greatest number of affirmative votes being elected as Directors, even if less than a majority. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BPM LLP as our independent registered public accounting firm for the year ending December 31, 2024, and has further directed that we submit the selection of BPM LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the selection of our independent registered public accounting firm for stockholder approval but are submitting our selection of BPM LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BPM LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of BPM LLP are expected to be present by video at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

All audit, audit-related, tax and other services rendered by BPM LLP have been and will be reviewed, pre-approved and performance monitored by the Audit Committee. Audit and permissible non-audit services may be pre-approved by the Audit Committee delegate represented by Mr. Anderson, its chair, or Mr. Klausner, an Audit Committee member, if Mr. Anderson is not available. Pre-approval decisions are reported by the chair/delegate to the Audit Committee promptly but not later than the next scheduled Audit Committee meeting.

In its review of BPM LLP's services, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the independence of BPM LLP. The Audit Committee has determined that the services performed by BPM LLP for the year ended December 31, 2023, were compatible with maintaining the independence of BPM LLP. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: "Board Committees" and "Report of the Audit Committee."

BPM LLP has audited our financial statements since 2015.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees recorded by us on a generally accepted accounting principles basis for the audit and other services rendered by BPM LLP, our independent registered public accounting firm, for the years ended December 31, 2023, and 2022.

	For the Year Ended December 31,
Description of Services Provided by BPM LLP	2023	2022
Audit Fees: These services relate to review or audit of our financial statements*.	$310,500	$279,000
Audit-Related Fees: These services relate to assurance and services reasonably related to or derivative from the performance of the audit or review of our financial statements.	15,000	32,477
Tax Compliance Fees: These services relate to the preparation of our Federal, state and foreign tax returns and other filings.	-	-
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing our Federal, state, local and foreign taxes.	-	-
All Other Fees	-	-

*Includes audit fees related to the audit of the prior year-end financial statements and the current year's quarterly reviews.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Because abstentions are not counted as votes cast for or against this proposal, they will have no effect on the outcome of the vote. Any broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 – TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-20 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING.

Background

On August 28, 2023, the Company received a letter (the “First Nasdaq Bid Price Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for thirty consecutive business days prior to the date of such letter, the bid price for the Company’s common stock (the “common stock”) had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until February 24, 2024, to regain compliance. As of such date, the Common Stock did not regain compliance with the Minimum Bid Price Requirement. However, upon receipt of written notification by the Company of its intent to cure the deficiency, in a letter dated February 27, 2024 (the “Second Nasdaq Bid Price Letter”), Nasdaq notified the Company that it was eligible for an additional 180 calendar day period, or until August 26, 2024, to regain compliance (the “Second Compliance Period”).

As of the date hereof our common stock has not regained compliance with the Minimum Bid Price Requirement. Our Board recommends that our stockholders approve a proposed amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), in substantially the form attached hereto as Annex A, to effect a reverse stock split of our outstanding shares of common stock at a ratio of between 1-for-2 and 1-for-20, as determined by our Board in its sole discretion, at any time prior to the one year anniversary of this Annual Meeting (the “Proposed Reverse Split”). The text of the proposed amendment attached hereto as Annex A is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the Proposed Reverse Split.

If the stockholders approve the Proposed Reverse Split, and our Board decides to implement it, it would become effective as specified in the amendment to be filed with the Secretary of State of the State of Delaware. Even if approved by our stockholders, our Board may also elect not to effect the Proposed Reverse Split.

If implemented, the Proposed Reverse Split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The Proposed Reverse Split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Proposed Reverse Split will not reduce the number of authorized shares of common stock.

Our common stock is currently listed on Nasdaq, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly held shares, market value of listed shares, minimum bid price per share, and minimum stockholder’s equity, among others, and requirements relating to Board and Committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.

The minimum closing bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) is $1.00. The closing price of our common stock on July 17, 2024 was $0.71.

Purpose of the Proposed Reverse Split

Our Board’s primary objective for the Proposed Reverse Split is to raise the per share trading price of our common stock in order to help us to maintain the listing of our common stock on Nasdaq. Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our common stock could be quoted on over-the-counter markets. As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities and reduced liquidity in our shares;
●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	limited or no analyst coverage for us; and
●	increased challenges obtaining additional financing in the future.

Since we have not been in compliance with the Nasdaq minimum bid requirement, our Board believes that the Proposed Reverse Split is a potentially effective means for us to regain and maintain compliance with the listing rules of Nasdaq and to avoid the likely adverse consequences of our common stock being delisted from the Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Increase the Market Price of our Common Stock to a Level More Appealing for Investors

We also believe the Proposed Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the Proposed Reverse Split, if implemented, will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will continue to qualify for listing on Nasdaq. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 and 1-for-20 as determined by our Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split if it is not needed to regain Nasdaq compliance.

In determining the reverse stock split ratio, our Board will consider numerous factors, including:

(1)	the historical and projected performance of our common stock;
(2)	general economic and other related conditions prevailing in our industry and in the marketplace;
(3)	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;
(4)	our capitalization (including the number of shares of our common stock issued and outstanding); and
(5)	the prevailing trading price for our common stock and the volume level thereof.

The purpose of asking for authorization for the Proposed Reverse Split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Accounting Matters

The Proposed Reverse Split, if implemented, will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-twentieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Principal Effects of the Proposed Reverse Split

After the effective date of the reverse stock split, if implemented, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except for adjustments related to the treatment of fractional shares as described below. Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split.

The table below summarizes our pro forma capitalization of common stock, as of June 14, 2024, before and after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2), one-for-five (1-for-5), one-for-ten (1-for-10), one-for-fifteen (1-for-15) and one-for-twenty (1-for-20). The exact ratio within the range of one-for-two (1-for-2) and one-for-twenty (1-for-20) would be determined by our Board. The reverse stock split would have no effect on our authorized stock.

	Authorized	Issued and Outstanding	Reserved for Future Issuance Pursuant to Outstanding Stock Options	Reserved for Future Issuance Pursuant to Outstanding RSUs	Reserved for Future Issuance Pursuant to 2016 Stock Incentive Plan (before proposed amendment) (1)	Reserved for Future Issuance Pursuant to 2016 Stock Incentive Plan (after proposed amendment) (2)
Pre-Reverse Stock Split	40,000,000	17,568,175	2,103,593	396,507	1,847,473	3,847,473
Post-Reverse Stock Split 1 for 2	40,000,000	8,784,088	1,051,797	198,254	923,737	1,923,737
Post-Reverse Stock Split 1 for 5	40,000,000	3,513,635	420,719	79,302	369,495	769,495
Post-Reverse Stock Split 1 for 10	40,000,000	1,756,818	210,360	39,651	184,748	384,748
Post-Reverse Stock Split 1 for 15	40,000,000	1,171,212	140,240	26,434	123,165	256,499
Post-Reverse Stock Split 1 for 20	40,000,000	878,409	105,180	19,826	92,374	192,374

(1)	Does not give effect to proposed amendment to increase the shares available for issuance under the 2016 Stock Incentive Plan as described in Proposal No. 4.
(2)	Gives effect to the proposed amendment to increase the shares available for issuance under the 2016 Stock Incentive Plan as described in Proposal No. 4.

For example, based on the approximately 17,568,175 shares of our voting common stock outstanding on June 14, 2024, a proposed reverse stock split at a ratio of 1-for-2 would have the effect of reducing the number of outstanding shares of our voting common stock to approximately 8,784,088. Further, the proposed reverse stock split would reduce the number of shares of our common stock issuable upon vesting of outstanding restricted stock units or conversion or exercise of outstanding stock options (and, as applicable, would increase the exercise price per share under such stock options), as well as the number of shares of our common stock reserved for issuance pursuant to our 2016 Stock Incentive Plan for future grants. In each such case, the number of shares of our common stock would be reduced by the ratio at which the proposed reverse stock split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act and we will continue to be subject to the periodic reporting requirements of the Exchange Act. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

If the reverse stock split is implemented, subject to our ability to meet continued listing standards, our common stock would continue to be listing on the Nasdaq Capital Market under the symbol “MNPR”.

If the Proposed Reverse Split is approved by stockholders, all other sections of the Certificate of Incorporation would be maintained in their current form.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Proposed Reverse Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of common stock as is necessary to increase the fractional share to which they were entitled to a full share.

Effect of Authorized but Unissued Shares

The Proposed Reverse Split, if implemented, will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 40,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Proposed Reverse Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

Potential Anti-Takeover and Dilutive Effects

The purpose of the Proposed Reverse Split is not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.

If the Proposed Reverse Split is implemented, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq listing standards, assuming we remain listed on Nasdaq. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Certain Risks Associated with the Proposed Reverse Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split: Although we expect that the reverse stock split, if implemented, will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Proposed Reverse Split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting, as it is deemed by our Board to be in the best interests of the Company and its stockholders and, that we file the amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock with the par value, and under the terms set forth in the amendment.

After the effective date of any reverse stock split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the effective date.

Stockholders who hold their shares through a bank, broker or other nominee will generally be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Proposed Reverse Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Proposed Reverse Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Common Stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Proposed Reverse Split with respect to their shares.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purpose of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so. Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

No Dissenter’s Rights

Stockholders have no right under the Delaware General Corporation Law or Certificate of Incorporation or the Company’s Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the Proposed Reverse Split.

U.S. Federal Income Tax Consequences of the Proposed Reverse Split

The following is a summary of certain U.S. federal income tax consequences of the Proposed Reverse Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules such as financial institutions; tax-exempt organizations; insurance companies; dealers in securities; holders subject to the alternative minimum tax; regulated investment companies or real estate investment trusts; partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Proposed Reverse Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Proposed Reverse Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences of the Proposed Reverse Split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.

The Company believes that the Proposed Reverse Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.

Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reverse Split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.

The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a distribution, that it results in gain or that no income or gain is recognized. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Proposed Reverse Split.

The Company should not recognize any gain or loss as a result of the Proposed Reverse Split.

The above discussion is solely written in connection with the Proposed Reverse Split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.

Required Vote

To be approved and adopted, this proposal requires that the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-20 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING.

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO THE 2016 STOCK INCENTIVE PLAN

Purpose of the Proposal

Monopar’s Board is requesting stockholder approval of an amendment (“the 2016 5th Plan Amendment”) to the Monopar Therapeutics Inc. 2016 Stock Incentive Plan, as previously amended (“the 2016 Plan”), inclusive of the 2016 5th Plan Amendment referred to as “the Amended 2016 Plan”.

The only difference between the terms of the 2016 Plan and the Amended 2016 Plan being presented for approval pursuant to this Proposal No. 4 is to increase the aggregate number of shares of common stock authorized for issuance by 2,000,000, so that the total number of shares available for future awards under the Amended 2016 Plan would increase from approximately 1,847,473 to 3,847,473 and the total number of shares reserved for issuance under the Amended 2016 Plan would increase from 5,100,000 to 7,100,000.

This Proposal No. 4 does not assume any implementation of a reverse stock split. If a reverse stock split is implemented, all of the foregoing number would be proportionally adjusted based on the split ratio determined by the Board. Refer to the chart under “Principal Effects of the Proposed Reverse Split” in Proposal No. 3 for more information.

Why the Board Believes You Should Vote FOR Proposal No. 4

Attracting and retaining talent.

●

A talented, motivated and effective management team and workforce are essential to the Company’s continued progress. Equity compensation has been an important component of total compensation at the Company because it is effective at getting employees to think and act like owners.

●	Our equity grant practices are broad-based so that employees at all levels of the organization are personally invested in the Company’s future.
●	100% of employees receive equity grants as part of their new hire compensation packages and, as determined by performance, annual grants.
●

We anticipate the need to hire new employees and we will need to incentivize both new and existing employees to continue advancing the Company’s goals that create long-term stockholder value. As our employee headcount and competition for top talent increases, so too will the requirements for our equity compensation program.

Limited shares remain available under the existing 2016 Plan

●	As of June 14, 2024, we had 1,847,473 shares available for future stock award grants under the 2016 Plan, which is anticipated to last less than 12 months when valued at current stock price levels.
●

Due to the depressed stock valuation, we have decided to withhold annual stock grants to our Board and certain officers in order to preserve shares under the plan. We plan to issue our annual stock grants for 2024 once this proposal is approved.

●

From January 1 through June 14, 2024, we: (1) made certain annual (one executive officer, seven staff) equity grants, (2) granted new hire stock option grants to one staff member, and (3) granted an annual consultant stock option to our acting chief medical officer. The total of these grants covered 108,565 shares, including stock options to purchase up to 78,592 shares of the Company’s common stock and 29,973 time-based restricted stock units (RSUs).

●

As of June 14, 2024, a total of 17,568,175 shares of our common stock were outstanding, we had outstanding stock options to purchase up to 2,103,593 shares of the Company’s common stock, and 396,507 RSUs outstanding.

●

Failure to approve the Amended 2016 Plan would likely create an obstacle to hiring the best talent as our employment offers would not be as attractive without competitive equity grants. If we were unable to grant equity awards, it would be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards do. Additionally, replacing equity with cash will increase cash compensation expense and be a drain on cash flow that would be better utilized if invested in our core business. If the Amended 2016 Plan is approved, our ability to offer competitive compensation packages to attract new talent and retain our best performers will continue.

●

We estimate that by adopting the 2016 5th Plan Amendment, we will have a sufficient number of shares of common stock to cover awards granted under the Amended 2016 Plan for up to two years, depending primarily on our growth and stock price levels. At that time, we would ask that stockholders review our equity grant practices, and if they consider them appropriate, authorize additional shares for future equity grants.

Board and Stockholder Approval

In April 2016, our Board and stockholders holding more than a majority of our outstanding stock at the time approved the Monopar Therapeutics Inc. 2016 Stock Incentive Plan. In March 2017, the 2016 Stock Incentive Plan Administrator as delegated by the Board, effected the 70-for-1 stock split for the 2016 Plan which increased the stock option pool from 10,000 to 700,000 and changed the stock options granted in 2016 and in February 2017 by a 70-for-1 factor. No other features were changed on the outstanding stock options granted.

The 2016 Plan was amended and restated in October 2017, which was approved by stockholders holding more than a majority of the Company’s outstanding common stock, in order to increase the maximum aggregate grants under the Plan from 700,000 to 1,600,000 shares of stock awards, stock options, stock appreciation rights, RSUs and other stock-based awards.

The 2016 Plan was subsequently amended and restated in June 2020, which was approved by stockholders, in order to increase the maximum aggregate grants under the Plan from 1,600,000 to 3,100,000 shares of stock awards, stock options, stock appreciation rights, RSUs and other stock-based awards. In June 2021, the 2016 Plan was further amended, as approved by stockholders, to remove certain calendar-year individual award limits and other provisions related to I.R.C. Section 162(m) and to update the aggregate limit on Incentive Stock Options. In June 2022, the plan was amended to increase the maximum aggregate grants under the plan from 3,100,000 to 5,100,000 shares of stock awards, stock options, stock appreciation rights, RSUs and other stock-based awards.

As of June 28, 2024, the closing price of Monopar’s common stock as reported on the Nasdaq Capital Market was $0.7301 per share, and a total of 17,568,175 shares of Monopar’s common stock were outstanding.

If this Proposal No. 4 is approved by our stockholders, the Amended 2016 Plan will become effective as of the date of the Annual Meeting, August 5, 2024 (the Effective Date). In the event that our stockholders do not approve this Proposal No. 4, the Amended 2016 Plan will not become effective and the 2016 Plan will continue to be effective in accordance with its current terms.

Description of the Amended 2016 Stock Incentive Plan

The material features of the Amended 2016 Plan are described below. The following description of the Amended 2016 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2016 Plan. Stockholders are urged to read the actual text of the Amended 2016 Plan in its entirety, which is attached to this Proxy Statement as Annex B.

Share Reserve

The total number of shares that may be issued under the Amended 2016 Plan will not exceed 7,100,000 shares reserved under the 2016 Stock Incentive Plan.

Administration

The 2016 Plan provides that the administrator of the Plan will be our Board, a committee designated by our Board, or an individual designee (the “Administrator”). On February 28, 2018, our independent directors approved the appointment of a committee (the “Plan Administrator Committee”) consisting of three independent, non-employee directors (Dr. Starr, Mr. Brown, and Mr. Anderson) to serve as the Administrator of the Plan. The Plan Administrator Committee requires a quorum of at least two of the three members on all decisions. The Administrator has exclusive authority, consistent with laws and the terms of the 2016 Plan, to designate recipients of options and other stock-based awards to be granted thereunder and to determine the number and type of stock-based awards and the number of shares subject thereto, with the exception of officers, senior executives and non-employee directors (which are exclusively determined by the Compensation Committee of the Board). Prior to the formation of the Plan Administrator Committee, Mr. Brown was the Board-representative Administrator of the 2016 Plan.

Eligibility

Under the 2016 Plan, awards may be granted only to our non-employee directors, employees and consultants or any employees of our subsidiaries; provided, however, that Incentive Stock Options may be granted only to our employees and employees of our subsidiaries (within the meaning of Section 424(f) of the Code). Awards outstanding as of June 14, 2024, consist of 75% of grants to executive officers and Acting Chief Medical Officer, 20% of grants to non-employee directors and 5% of grants to non-officer employees. As of June 14, 2024, we have four non-employee directors, eleven employees and one consultant that are eligible for awards.

Pricing

Under the 2016 Plan, prior to the Company becoming listed on Nasdaq, the per share exercise price for the shares to be issued upon exercise of an option was determined by the Administrator, fair market value was set by our Board as determined by third party valuation reports or by recent financings as a private company, except that the per share exercise price may be no less than 100% of the fair value per share on the grant date. As a Nasdaq-listed company, fair market value is determined by the closing price of our common stock on the grant date.

Options

The per share exercise price for the shares to be issued upon exercise of an option shall be determined by the Administrator, except that the per share exercise price shall be no less than 100% of the fair market value per share on the grant date, except with respect to conversion awards. Subject to Section 15 of the 2016 Plan, the exercise price of an option may not be reduced without shareholder approval, nor may outstanding options be cancelled in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original option without shareholder approval. Options granted under the 2016 Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Administrator and as specified in the option agreement. The Administrator shall have the right to make the timing of the ability to exercise any option granted under the 2016 Plan subject to continued active employment (or retention in the case of a consultant or director), the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an option, the Administrator may reduce or eliminate any restrictions surrounding any participant’s right to exercise all or part of the option. Stock options generally expire after ten years.

Stock Appreciation Rights

A Stock Appreciation Right is a right that entitles the awardee to receive, in cash or shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the grant date. Stock Appreciation Rights may be granted to awardees either alone (“freestanding”) or in addition to or in tandem with other awards granted under the 2016 Plan and may, but need not, relate to a specific option granted under the 2016 Plan. In 2023 and 2024, we did not grant any Stock Appreciation Rights under the Plan.

Stock Awards

Each Stock Award agreement shall contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with the 2016 Plan, as may be determined from time to time by the Administrator. In 2023 and 2024, we did not grant any Stock Awards under the Plan.

Other Stock-Based Awards

An “Other Stock-Based Award” means any other type of equity-based or equity-related award not otherwise described by the terms of the 2016 Plan (including the grant or offer for sale of unrestricted shares), as well as any cash bonus based on the attainment of qualifying performance criteria, in such amount and subject to such terms and conditions as the Administrator shall determine. Such awards may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares or pursuant to attainment of a performance goal. In 2023 and 2024, we issued restricted stock units.

Limited Transferability

Unless determined otherwise by the Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an award transferable to an awardee’s family member or any other person or entity provided the awardee does not receive consideration for such transfer. If the Administrator makes an award transferable, either as of the grant date or thereafter, such award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

Change of Control

In the event of a change of control, unless otherwise determined by the Administrator as of the grant date of a particular award (or subsequent to the grant date), the following acceleration, exercisability and valuation provisions shall apply: (i) on the date that such change of control occurs, any or all options and Stock Appreciation Rights awarded under the 2016 Plan not previously exercisable and vested shall become fully exercisable and vested; (ii) except as may be provided in an individual severance or employment agreement (or severance plan) to which an awardee is a party, in the event of an awardee’s termination of employment within two (2) years after a change of control for any reason other than because of the awardee’s death, retirement, disability or termination for cause, each option and Stock Appreciation Right held by the awardee (or a transferee) that is vested shall remain exercisable until the earlier of the third (3rd) anniversary of such termination of employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term; (iii) on the date that such change of control occurs, the restrictions and conditions applicable to any or all Stock Awards and Other Stock-Based Awards shall lapse and such awards shall be fully vested. Unless otherwise provided in an award at the grant date, upon the occurrence of a change of control, any performance-based award shall be deemed fully earned at the target amount as of the date on which the change of control occurs. All Stock Awards, Other Stock-Based Awards and cash awards shall be settled or paid within thirty (30) days of vesting hereunder; (iv) the Administrator, in its discretion, may determine that, upon the occurrence of a change of control of the Company, each option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share subject to such option or Stock Appreciation Right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change of control over the exercise price per share of such option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine, and if there is no excess value, the Administrator may, in its discretion, cancel such awards.

Adjustments

In the event of (i) a stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting our capital structure or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, liquidation, disaffiliation, or similar event affecting us or any of our subsidiaries, the Administrator or our Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable. In the case of share changes, such adjustments shall be mandatory in order to avoid material impairment of any outstanding award; provided, however, the Administrator or the Board shall retain discretion to determine the appropriate and equitable substitutions and adjustments that will be made to avoid such material impairment.

Amendment and Termination

Our Board may amend, alter or discontinue the 2016 Plan or any award agreement, but any such amendment shall be subject to approval of our stockholders in the manner and to the extent required by applicable law.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences under the Internal Revenue Code of 1989 (“the Code”) to participants and us with respect to participation in the Amended 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2016 Plan. The Amended 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of the Code and the satisfaction of our tax reporting obligations.

Non-statutory Stock Options (“NSOs”)

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our subsidiaries, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options (“ISOs”)

The Amended 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards (“RSUs”)

Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

New Benefits

All awards under the Amended 2016 Plan are made at the discretion of our Plan Administrator Committee or our Board (upon Compensation Committee recommendation), as applicable, and no awards have been granted under the Amended 2016 Plan subject to stockholder approval of this Proposal No. 4. Therefore, the benefits and amounts that will be received or allocated under the Amended 2016 Plan (or that would have been received in our last fiscal year had the Amended 2016 Plan been in effect) are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2023, with respect to shares of our common stock that may be issued under existing equity compensation plans.

All of our equity compensation plans have been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	2,109,001	$4.01	1,956,038

(1) The Monopar Therapeutics Inc. 2016 Stock Incentive Plan.

Vote Required

The amendment to the 2016 Stock Incentive Plan must be approved by a majority of the votes cast on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: (1) the integrity of the Company’s financial statements; (2) the quality of the accounting and financial reporting processes of the Company; (3) the effectiveness of the Company’s internal control over financial reporting; (4) the Company’s compliance with legal and regulatory requirements; and (5) the qualifications, independence, compensation and performance of the Company’s independent registered public accounting firm BPM LLP.

In fulfilling its responsibilities for the 2023 financial statements, the Audit Committee took the following actions:

•	analyzed, reviewed and discussed the audited and the reviewed financial statements with our management and BPM LLP;

•

reviewed and discussed with BPM LLP various communications that they provided to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received from and discussed with BPM LLP their written disclosures and letter required by PCAOB standards regarding their independence and further discussed directly with BPM LLP their independence from the Company.

Based on the review and discussions referred to in the foregoing paragraphs and other additional procedures, the Audit Committee recommended to the Board that the 2023 audited financial statements, including the footnotes thereto and Management’s Discussion and Analysis and other sections which have financial content, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee

/s/ Raymond W. Anderson, Chair

/s/ Michael J. Brown

/s/ Arthur J. Klausner

BOARD OF DIRECTORS

Board Leadership Structure and Oversight

We have structured our Board in a way that we believe effectively serves our objectives of corporate governance and management oversight. We separate the roles of Chief Executive Officer and Executive Chairman of the Board in recognition of the differences between the two roles. We believe that the Chief Executive Officer should be responsible for Monopar’s day-to-day leadership and performance, while our Executive Chairman of the Board should work with our Chief Executive Officer and the rest of our Board to help set our strategic direction and provide guidance to, and oversight of our Chief Executive Officer. Our Executive Chairman sets the agenda for Board meetings and presides over them.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for the oversight of our risk management programs, and specifically:

●

Risk assessment and risk management. The Audit Committee shall review (at least annually or as needed due to specific circumstances) with the Company’s management and the independent registered public accounting firm the Company’s policies, procedures and current status with respect to risk assessment and risk management including steps taken by management to monitor, mitigate and manage risk exposures; and

●

The Audit Committee review shall also include the Company’s major financial risk exposures and other major risk exposures as assigned by the Board to the Audit Committee for oversight. The Audit Committee shall review with the Company’s senior management our overall anti-fraud programs and controls. The Audit Committee shall consider the risk of the Company’s management’s ability to override the Company’s internal controls.

Director Compensation for the Year Ended December 31, 2023

The following table sets forth the compensation of our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Christopher M. Starr, Ph.D.	80,000	32,020	32,021	120,000	264,041
Michael J. Brown	62,000	32,020	32,021	0	126,041
Raymond W. Anderson	72,500	32,020	32,021	0	136,541
Arthur J. Klausner	64,500	32,020	32,021	0	128,541

(1)

The amounts in this column represent the aggregate grant date fair value of stock-based awards granted during the year ended December 31, 2023, to the non-employee directors, computed in accordance with FASB ASC Topic 718. The fair value of restricted stock units is based upon the closing price on the date of grant. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

(2)

The amounts in this column represent the aggregate grant date fair value of option awards granted during the year ended December 31, 2023, to the non-employee directors, computed in accordance with FASB ASC Topic 718. The fair value of stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K.

(3)

Commencing on January 1, 2022, Dr. Starr executed a consulting agreement to provide to us advisory services in the areas of clinical development, regulatory strategy and manufacturing based upon his expertise in those areas at $10,000 per month. The agreement renews annually unless terminated by either party.

As of December 31, 2023, our non-employee directors held the following number of stock options, all of which were fully vested:

Name	Aggregate Number of Shared Subject to Stock Awards	Aggregate Number of Shares Subject to Stock Options
Christopher M. Starr, Ph.D.	-	233,247
Michael J. Brown	-	86,271
Raymond W. Anderson	-	86,271
Arthur J. Klausner	-	86,271

There were no unvested restricted stock units as of December 31, 2023.

The table below reflects the non-equity fee schedule for non-employee directors for 2023. Long-term equity compensation is determined annually utilizing the Black- Scholes valuation model along with review of peer group companies.

Position	2023 Annual Fees ($)*
Board Member
Independent Board Member Base Fee	40,000
Additional Fee for Executive Chairman of the Board	40,000
Committees
Committee fees are in addition to the base Board Member Fee
Audit Committee
Audit Committee Chair	15,000
Audit Committee Member	10,000
Compensation Committee
Compensation Committee Chair	12,500
Compensation Committee Member	7,000
Corporate Governance and Nomination Committee (CG&N)
CG&N Committee Chair	7,500
CG&N Committee Member	5,000

*Paid quarterly in arrears.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It also applies to all of our employees and our non-employee directors. Our Code of Business Conduct and Ethics is available on our website at www.monopartx.com and will be provided to any person without charge upon request. Information on our website is NOT incorporated by reference in this Proxy Statement.

EXECUTIVE OFFICERS

Our current executive officers, their respective ages as of the date of this Proxy Statement and positions are set forth in the following table. Biographical information regarding each executive officer (other than Dr. Robinson) is set forth following the table. Biographical information for Dr. Robinson is set forth above under Proposal No. 1 (Election of Directors).

Name	Age	Position
Chandler D. Robinson, MD MBA Msc	40	Chief Executive Officer, Director
Karthik Radhakrishnan	53	Chief Financial Officer
Andrew J. Cittadine	52	Chief Operating Officer
Patrice Rioux, MD, Ph.D.	73	Acting Chief Medical Officer

Karthik Radhakrishnan – Chief Financial Officer

Mr. Radhakrishnan has been our Chief Financial Officer, Principal Accounting Officer, and Principal Financial Officer since July 2024. Mr. Radhakrishnan brings over 20 years of financial strategy, investments and public company experience. Mr. Radhakrishnan has served as President and founder of Titania Partners LLC, a management consulting firm focused on the life science sector during which time he served as Chief Financial Officer of Santalis Pharmaceuticals, Inc. and Chief Executive Officer of Asylia Therapeutics, Inc among other engagements. He has also previously served as Chief Financial Officer of Opexa Therapeutics, Inc. (formerly Nasdaq: OPXA) and before that as Vice President at ING Investment Management in New York. Mr. Radhakrishnan received his BS from the Indian Institute of Technology, MS from The State University of New York at Buffalo and an MBA from The University of Michigan. Mr. Radhakrishnan is a CFA charterholder.

Andrew J. Cittadine – Chief Operating Officer

Mr. Cittadine has been our Chief Operating Officer since June 2021. Mr. Cittadine is an experienced healthcare executive and serial entrepreneur with a successful track record of identifying, founding, and building healthcare businesses from concept to commercialization to acquisition by Fortune Global 1000 firms. From 2020 to 2021, Mr. Cittadine was the principal of Alatri Group, a consulting company, advising Monopar along with other life sciences companies. From 2011 to 2020, Mr. Cittadine was the Chief Executive Officer of Diagnostic Photonics, Inc., a VC-backed developer and manufacturer of advanced imaging systems for oncology surgery and diagnostics. Prior to that he was the co-founder and Chief Executive Officer of American BioOptics, a developer of advanced oncology diagnostic test and screening systems for GI cancers, which was acquired by Olympus Medical. Prior to that, Mr. Cittadine was interim Chief Executive Officer of Sonarmed Inc., an angel and venture-backed critical care company developing neonatal respiratory monitoring systems which was acquired by Medtronic and was a co-founder and Vice President of Marketing at Sensant Corp., a Silicon Valley, angel- backed oncology imaging startup developing 3D ultrasound imaging systems, which was acquired by Siemens Medical. Mr. Cittadine received his BA, BS, and MS from Stanford and an MBA from Northwestern’s Kellogg School of Management.

Patrice Rioux, MD, Ph.D. – Acting Chief Medical Officer

Dr. Rioux has been our Acting Chief Medical Officer since December 2016. He is the co-founder, Director and Chief Executive Officer of Thiogenesis Therapeutics Corp. Dr. Rioux has been performing development, medical/regulatory, and clinical consulting services through his consulting company, pRx Consulting, LLC from June 2004 to the present. Dr. Rioux received his medical education at Faculté de Médecine Pitié-Salpetriere, Université Paris VI, Paris, France, his Ph.D. in Mathematical Statistics at Faculté des Sciences, Université Paris VII, France and his Degree of Pharmacology (pharmacokinetics and clinical pharmacology) at Faculté de Médecine Pitié-Salpetriere.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2023 and 2022 for our named executive officers, which include our Chief Executive Officer and the two highest compensated executive officers whose compensation exceeded $100,000 during our last fiscal year.

Name and Positions	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan ($) (3)	All Other Compensation (4)	Total ($)
Chandler D. Robinson, MD	2023	580,000	-	534,078	534,077	130,500	-	1,778,655
Chief Executive Officer and Director	2022	550,000	-	446,662	446,662	158,125	-	1,601,448

Kim R. Tsuchimoto	2023	300,000	-	247,219	247,221	54,000	-	848,441
Former Chief Financial Officer, Secretary, and Treasurer and Director	2022	285,000	-	172,290	172,289	65,550	-	695,128

Andrew Cittadine	2023	360,000	-	247,219	247,221	56,700	-	911,141
Chief Operating Officer	2022	325,000	-	182,000	179,920	65,406	-	752,326

(1)

The amounts in these columns represent the aggregate grant date fair value of restricted stock units and stock options awarded, respectively, during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of restricted stock units reflected in the Stock Awards column is based upon the closing price on the date of grant. The fair value of stock options in the Option Awards column is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 5 to our consolidated financial statements included in this Annual Report on Form 10-K.

(2)

In 2023, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock options to purchase up to 221,839, 102,688 and 102,688 shares of our common stock, respectively, at an exercise price of $3.16 per share, as discussed below in the section “Outstanding Equity Awards at Fiscal Year End”. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s stock options was $534,077, $247,221 and $247,221, respectively. The stock options vested 6/48ths on June 30, 2023, and 1/48th per month thereafter.

In 2023, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 169,012, 78,234 and 78,234 restricted stock units which vested 6/48ths on June 30, 2023, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s restricted stock units was $534,078, $247,219, and $247,219, respectively.

In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock options to purchase up to 211,018, 81,395 and 85,000 shares of our common stock, respectively, at an exercise price of $2.80 per share, as discussed below in the section “Outstanding Equity Awards at Fiscal Year End”. Based upon the Black-Scholes valuation model for stock option compensation expense, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s stock options was $446,662, $172,289 and $179,920, respectively. The stock options vested 6/48ths on June 30, 2022, and 1/48th per month thereafter.

In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 159,522, 61,532 and 65,000 restricted stock units which vested 6/48ths on June 30, 2022, and 3/48ths per quarter thereafter. Based upon the closing price on the date of grant, the value of Dr. Robinson’s, Ms. Tsuchimoto’s and Mr. Cittadine’s restricted stock units was $446,662, $172,290, and $182,000, respectively.

(3)	In 2023 and 2022, Non-equity Incentive Plan represents payments based on partial fulfillment of pre-set 2023 and 2022 corporate goals, respectively.

Chief Executive Officer Compensation

In December 2016, we entered into an employment agreement with Dr. Robinson for his role as our chief executive officer. Although we have been paying Dr. Robinson as our employee since January 1, 2016, we did not enter into a formal employment agreement until December 2016. Dr. Robinson’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended and restated on November 1, 2017.

Under his 2017 employment agreement, Dr. Robinson received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Dr. Robinson is eligible for an annual non-equity incentive plan performance bonus, of up to 50% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In February 2023, the Board awarded Dr. Robinson a bonus of $158,125 related to the partial achievement of pre-set 2022 non-equity incentive plan goals and approved a new base salary for Dr. Robinson of $580,000. In February 2024, the Board awarded Dr. Robinson a bonus of $130,500 related to the partial achievement of pre-set 2023 non-equity incentive plan goals.

Chief Financial Officer Compensation

On November 1, 2017, we entered into an employment agreement with Ms. Tsuchimoto for her role as our Chief Financial Officer. Ms. Tsuchimoto’s employment agreement is for an indefinite term (for at-will employment). The agreement was amended on March 1, 2018. Under her employment agreement, Ms. Tsuchimoto received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Ms. Tsuchimoto was eligible for an annual non-equity incentive plan performance bonus, of up to 40% of her base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In February 2023, the Board awarded Ms. Tsuchimoto a bonus of $65,550 related to the partial achievement of pre-set 2022 non-equity incentive plan goals and approved a new base salary for Ms. Tsuchimoto of $300,000. In February 2024, the Board awarded Ms. Tsuchimoto a bonus of $54,000 related to the partial achievement of pre-set 2023 non-equity incentive plan goals. In May 2024, Ms. Tsuchimoto informed the Board of her intent to retire and her last day of employment was June 30, 2024.

Chief Operating Officer Compensation

On June 1, 2021, we entered into an employment agreement with Mr. Cittadine for his role as our Chief Operating Officer. Mr. Cittadine’s employment agreement is for an indefinite term (for at-will employment). Under his employment agreement, Mr. Cittadine received a specified base salary, which may be adjusted from time to time in accordance with normal business practice and in our sole discretion. In addition, Mr. Cittadine is eligible for an annual non-equity incentive plan performance bonus, of up to 35% of his base salary, based on achieving pre-set, written goals as recommended by management and reviewed by our Compensation Committee and our Executive Chair and approved by our Board. In February 2023, the Board awarded Mr. Cittadine a bonus of $65,406 related to the partial achievement of pre-set 2022 non-equity incentive plan goals and approved a new base salary for Mr. Cittadine of $360,000. In February 2024, the Board awarded Mr. Cittadine a bonus of $56,700 related to the partial achievement of pre-set 2023 non-equity incentive plan goals.

Outstanding Equity Awards at December 31, 2023

The following table sets forth outstanding stock option awards held by named executive officers as of December 31, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Chandler D. Robinson, M.D.,	55,460	(1)	166,379	(1)	$3.16	February 1, 2033
Chief Executive Officer and Director	105,509	(2)	105,509	(2)	$2.80	February 2, 2032
	52,500	(3)	17,500	(3)	$6.81	January 26, 2031
	70,000	(4)	-	(4)	$14.35	February 11, 2030
	145,500	(5)	-	(5)	$6.00	August 27, 2028
	84,000	(6)	-	(6)	$0.001	February 19, 2027
	84,000	(7)	-	(7)	$0.001	April 3, 2026
							229,009	77,909

Kim R. Tsuchimoto,	25,672	(1)	77,016	(1)	$3.16	February 1, 2033
Former Chief Financial Officer, Secretary and Treasurer	40,698	(2)	40,697	(2)	$2.80	February 2, 2032
	20,570	(3)	6,857	(3)	$6.81	January 26, 2031
	20,455	(4)	-	(4)	$14.35	February 11, 2030
	41,100	(5)	-	(5)	$6.00	August 27, 2028
	23,520	(6)	-	(6)	$0.001	February 19, 2027
	21,000	(7)	-	(7)	$0.001	April 3, 2026
							95,556	32,508

Andrew J. Cittadine,	25,672	(1)	77,016	(1)	$3.16	February 1, 2033
Chief Operating Officer	42,500	(2)	42,500	(2)	$2.80	February 2, 2032
	18,750	(9)	11,250	(9)	$5.89	June 30, 2031
	45,208	(10)	24,792	(10)	$5.76	June 1, 2031
							91,175	31,108

(1)

Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock option awards on February 1, 2023, which commenced vesting on January 1, 2023, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2023) and vested 1/48th per month thereafter.

(2)

Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted stock option awards on February 2, 2022, which commenced vesting on January 1, 2022, and vested 6/48ths on the six-month anniversary of vesting commencement date (June 30, 2022) and vested 1/48th per month thereafter.

(3)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on January 26, 2021, which commenced vesting on January 1, 2021, and vested 6/48ths on the six- month anniversary of vesting commencement date (June 30, 2021) and vested 1/48th per month thereafter.

(4)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on February 11, 2020, which commenced vesting on January 1, 2020, and vested 6/48ths on the six- month anniversary of vesting commencement date (June 30, 2020) and vested 1/48th per month thereafter.

(5)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on August 28, 2018, which commenced vesting on October 1, 2018, and vested 6/51 on the six-month anniversary of vesting commencement date (March 31, 2019) and vested 1/51 per month thereafter.

(6)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on February 20, 2017, which vested 6/48ths on the six-month anniversary of grant date (August 20, 2017) and 1/48th per month thereafter.

(7)

Dr. Robinson and Ms. Tsuchimoto were granted stock option awards on April 4, 2016, which vested 50% on the grant date (April 4, 2016), 25% on the six-month anniversary of the grant date (October 4, 2016) and 25% on the one-year anniversary of the grant date (April 3, 2017).

(8)	The value of RSUs shown in the table that have not yet vested was calculated using $0.3402, the closing price of our common stock on December 31, 2023.

In 2023, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 169,012, 78,234 and 78,234 restricted stock units which vested 6/48ths on June 30, 2023, and 3/48ths per quarter thereafter.

In 2022, Dr. Robinson, Ms. Tsuchimoto and Mr. Cittadine were granted 159,522, 61,532 and 65,000 restricted stock units which vested 6/48ths on June 30, 2022, and 3/48ths per quarter thereafter.

In 2021, Dr. Robinson and Ms. Tsuchimoto were granted 63,060 and 19,536 restricted stock units which vested 6/48ths on June 30, 2021, and 3/48ths per quarter thereafter. In 2020, Dr. Robinson and Ms. Tsuchimoto were granted 26,895 and 4,923 restricted stock units which vest 25% on January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024

(9)	Mr. Cittadine was granted stock option awards on June 30, 2021, which vested 6/48ths on the six-month anniversary of employment commencement (November 30, 2021) and 1/48th per month thereafter.

(10)	Mr. Cittadine was granted stock option awards on June 1, 2021, which vested 6/48ths on the six-month anniversary of grant date (November 30, 2021) and 1/48th per month thereafter.

Potential Payments upon Termination or Change in Control

Each of Dr. Robinson’s and Mr. Cittadine’s employment agreements provides that upon execution and effectiveness of a release of claims, Dr. Robinson and Mr. Cittadine will be entitled to severance payments if their employment with us terminates under certain circumstances. If we terminate their employment without “cause,” or if Dr. Robinson resigns for “good reason,” in each case absent a “change in control,” Dr. Robinson would receive, (1) base salary continuation for 12 months, (2) any vested equity awards will continue to be exercisable for 12 months, and (3) payment of or reimbursement for COBRA continuation coverage until the earlier of 12 months following termination or the date the executive becomes eligible for coverage under an employer’s plan. Mr. Cittadine would receive, (1) base salary continuation for 3 months, (2) any vested equity awards will continue to be exercisable for 6 months, and (3) payment of or reimbursement for COBRA continuation coverage until the earlier of 6 months following termination or the date the executive become eligible for coverage under an employer’s plan.

If Dr. Robinson’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to 1.5 times his respective base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for COBRA continuation coverage until the earlier of 18 months following termination or the date the executive becomes eligible for coverage under an employer’s plan and (3) full vesting acceleration of all outstanding equity awards. If Dr. Robinson’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and COBRA payment or reimbursement for a period of three months.

If Mr. Cittadine’s employment is terminated without cause or for good reason within 12 months following a change in control, he would be entitled to (1) a lump sum payment in an amount equal to .75 times his base salary plus target annual bonus for the year in which the termination occurs, (2) payment of or reimbursement for COBRA continuation coverage until the earlier of six months following termination or the date the executive becomes eligible for coverage under an employer’s plan and (3) full vesting acceleration of all outstanding equity awards. If Mr. Cittadine’s employment is terminated because of death or permanent disability, we will be obligated to provide base salary continuation and COBRA payment or reimbursement for a period of three months.

Prior to her retirement effective as of June 30, 2024, Ms. Tsuchimoto’s employment agreement included similar provisions for payments upon termination. Her retirement did not trigger any such payments.

Upon any termination of employment, Dr. Robinson and Mr. Cittadine are entitled to receive any accrued but unpaid base salary and any earned but unpaid annual bonus.

The employment agreements with Dr. Robinson and Mr. Cittadine provide that, in the event that any payments the executives received in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in no such tax owed, but only if it is determined that such reduction would cause the executive to be better off, on a net after- tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pension Benefits

We do not have a defined benefit pension plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2023.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan.

The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $22,500 for 2023. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2023 may be up to an additional $7,500 above the statutory limit. Employees become eligible to participate in the 401(k) plan after four months of active employment with the Company.

Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits us to make discretionary profit-sharing contributions and discretionary matching contributions, subject to established limits and a vesting schedule.

Nonqualified Deferred Compensation

During the year ended December 31, 2023, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Hedging Policy

Our Insider Trading Policy prohibits short sales of our stock and short-swing transactions by our officers and non-employee directors. We have not adopted any other practices or policies regarding the ability of our employees (including officers) or non-employee directors to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are held by them.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Relationships and Related-Person Transactions

Since January 2023, we have not engaged reportable transactions with our co-founders, non-employee directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our non-employee directors, executive officers and holders of more than 5% of our voting securities, and our co-founders.

Registration Rights

We are subject to an agreement with TacticGem, LLC (“TacticGem”), our largest stockholder, which obligates us to file a Form S-3 or other appropriate form of registration statement covering the resale of any of our common stock by TacticGem, or its members Gem Pharmaceuticals, LLC, or Tactic Pharma, LLC, upon direction by TacticGem. We are required to use our best efforts to have such registration statement declared effective as soon as practical after it is filed. In the event that such registration statement for resale is not approved by the SEC, and TacticGem submits a written request, we are required to prepare and file a registration statement on Form S-1 registering such common stock for resale and to use our best efforts to have such registration statement declared effective as soon as practical thereafter. Additionally, if we propose to register our common stock for sale for cash, TacticGem and its members have the right to include some of their shares in such registration. After registration, pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act other than pursuant to restrictions on affiliates under Rule 144.

Procedures for Related-Person Transactions

A “related person” includes any non-employee director, nominee for director or executive officer of the Company; a beneficial owner of more than five percent of any class of our voting securities; and a person who is an immediate family member of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner (the term “immediate family member” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any such non-employee director, nominee for director, executive officer or more-than-five percent beneficial owner).

Our Board has adopted our Audit Committee Charter which delegates the review and approval of related-person transactions to the Audit Committee. The Audit Committee reviews and approves or disapproves any transaction required to be disclosed according to SEC Regulation S-K, Item 404 between the Company and any related party on an on-going basis and oversees policies and procedures for the Audit Committee’s judgments as to related party transactions as required by Nasdaq. Our Audit Committee will discuss with our management the business rationale for the transactions and whether appropriate disclosures have been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock, our only outstanding class of stock, as of June 14, 2024, by:

●	each of our non-employee directors;

●	each of our named executive officers;

●	all of our current non-employee directors and executive officers as a group; and

●	each person known by us to beneficially own more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of June 14, 2024, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Beneficial ownership percentage is based upon 17,568,175 shares of our common stock outstanding as of June 14, 2024.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Name and Address of Beneficial Owner	Common Stock	Percent of
*Unless otherwise noted, addresses are: 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	Beneficially Owned	Class Held

TacticGem, LLC (1)	7,166,667	40.8%
Tactic Pharma LLC (1)	4,277,940	24.4%
Gem Pharmaceutical LLC (1) 941 Lake Forest Cir., Birmingham, AL 35244	3,055,394	17.4%
Diane Hendricks (1)	3,524,144	20.1%
Chandler D. Robinson, Chief Executive Officer and Director (2)	836,432	4.6%
Christopher M. Starr, Executive Chairman (3)	308,510	1.7%
Michael J. Brown, Director (4)	322,134	1.8%
Raymond W. Anderson, Director(5)	113,134	*
Arthur Klausner, Director (6)	117,134	*
Kim R. Tsuchimoto, Director and Former Chief Financial Officer (7)	274,330	1.5%
Andrew J. Cittadine, Chief Operating Officer (8)	316,334	1.8%
Named executive officers and directors as a group (8 persons) (9)	6,666,910	34.9%

(1)

Tactic Pharma shares voting and investment power over 4,111,273 shares of our common stock owned by TacticGem, and Gem shares voting and investment power over 3,055,394 shares of our common stock owned by TacticGem, because pursuant to the TacticGem limited liability company agreement all votes of our common stock are passed through to Tactic Pharma and Gem in proportion to their percentage interests in TacticGem. After an initial holding period, which ended after we were subject to the reporting requirements of the Exchange Act and filed all required reports for a period of at least 12 months, either member of TacticGem can cause up to its proportionate shares of our common stock to be distributed to it. Tactic Pharma holds 166,667 shares of stock in its own name. Dr. Robinson is a manager of Tactic Pharma; because of this, he may be deemed to control voting and dispositive power over 4,111,273 shares of our common stock owned by TacticGem, and over our common stock owned by Tactic Pharma. Gem is controlled by Pharma Investments, LLC, which is in turn controlled by Diane M. Hendricks. DMH Business LLC, controlled by Ms. Hendricks, purchased 468,750 shares in our initial public offering. The amount controlled by Ms. Hendricks includes Gem’s ownership and DMH Business LLC’s ownership.

(2)	Includes 586,301 common stock options that are vested or vest within 60 days after June 14, 2024.

(3)	Includes 233,247 common stock options that are vested or vest within 60 days after June 14, 2024.

(4)	Includes 86,271 common stock options that are vested or vest within 60 days after June 14, 2024.

(5)	Includes 86,271 common stock options that are vested or vest within 60 days after June 14, 2024.

(6)	Includes 86,271 common stock options that are vested or vest within 60 days after June 14, 2024.

(7)	Includes 223,860 common stock options that are vested or vest within 60 days after June 14, 2024.

(8)	Includes 174,710 common stock options that are vested or vest within 60 days after June 14, 2024

(9)	Includes voting power over 4,277,940 shares held by Tactic Pharma. Refer to footnote (1) above.

* Less than 1%

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at our Annual Meeting. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Amended and Restated Bylaws, as described below.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Security holders may send communications to the Board of Directors to Chandler D. Robinson, CEO, Co-Founder and Director, 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

STOCKHOLDER PROPOSALS

In 2025, we expect to hold our annual meeting of stockholders on June 24, 2025, consistent with our historical timing.

Because we expect that the date of our 2025 annual meeting of stockholders will be more than 30 days from the date of our 2024 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2025 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our corporate Secretary by December 30, 2024, which we believe is a reasonable time before we expect to print and mail proxy materials. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.

Stockholders who intend to present a stockholder proposal before the 2025 annual meeting of stockholders (other than pursuant to SEC Rule 14a-8) must deliver written notice of the proposal to our corporate Secretary by March 16, 2025, which we believe is a reasonable time before we expect to print and send proxy materials. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of SEC Rule 14a-4, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2025 annual meeting.

In addition, any stockholder or other person who intends to solicit proxies for the election of any director nominees at the 2025 annual meeting of stockholder other than the Company’s nominees must provide the notice required by Rule 14a-19(b) no later than 60 calendar days prior to the expected date of the 2025 annual meeting of stockholders, or by April 25, 2025.

We have not received notice of any proposals intended to be presented by stockholders at our 2024 Annual Meeting of Stockholders. If any such proposal is presented, the persons named in the proxy will be allowed to use their discretionary voting authority to vote on any such proposal as they determine appropriate if and when the matter is raised at the 2024 Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to our Corporate Secretary at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091.

DELIVERY OF PROXY STATEMENT

Our Annual Report to stockholders on Form 10-K for the year ended December 31, 2023, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from us without charge upon written request of a stockholder to our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of materials, including the Proxy Statement and Annual Report on Form 10-K by delivering a single Proxy Statement and Annual Report on Form 10-K to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one Proxy Statement and Annual Report on Form 10-Kto multiple stockholders who share an address, unless contrary instructions are received from one or more stockholders at that address prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of these materials was delivered. If you hold stock as a registered holder and prefer to receive separate copies of these materials either now or in the future, please contact our investor relations department at 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091 or by telephone at (847) 388-0349.

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy Statement and Annual Report on Form 10-K, you may write or call us at the address and phone number above to request delivery of a single copy of these materials in the future. If your stock is held through a brokerage firm, bank or other financial institution and you prefer to receive separate copies of our proxy and/or Proxy Statement and Annual Report on Form 10-K, either now or in the future, please contact your brokerage firm, bank or other financial institution.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MONOPAR THERAPEUTICS INC.

Monopar Therapeutics Inc. (the “Corporation”), a corporation existing under and by virtue of General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.      The name of the Corporation is Monopar Therapeutics Inc.

2.      The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on December 16, 2015.

3.      The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Second Amended and Restated Certificate of Incorporation as follows:

RESOLVED, that Article FOURTH of the Corporation’s Second Amended and Restated Certificate of Incorporation is amended to add a new Section 4 thereunder as follows:

Section 4: Reverse Stock Split. Effective as of [__]:[__] [a.m./p.m.] Eastern Time on [______________], 2024 (the “Effective Time”), each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate or book-entry position that immediately prior to the Effective Time represented shares of Common Stock, shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book-entry position shall have been combined, subject to the treatment of fractional shares as described above.

4.      Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [_____], as of the [___] day of [____], 2024.

MONOPAR THERAPEUTICS INC.
By:
Name:
Title:

Annex B

MONOPAR THERAPEUTICS INC. 2016 STOCK INCENTIVE PLAN

(Share amounts have been adjusted to reflect a 70 for 1 stock split that took place on March 17, 2017)

(As amended to date and proposed to be amended by the 2016 5th Plan Amendment)

1.	Purpose of the Plan.

The purpose of this Plan is to enhance shareholder value by linking the compensation of officers, directors, key employees and consultants of the Company to increases in the price of Monopar Therapeutics Inc. common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel and consultants whose long-term employment and retention is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and consultants and to motivate, retain and encourage such employees, directors and consultants to act in the shareholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)     “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

(c)    “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d)    “Award” means a Stock Award, Option, Stock Appreciation Right, or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

(e)	“Awardee” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(f)   “Award Agreement” means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change of Control” shall mean, except as otherwise provided in an Award Agreement, one of the following shall have taken place after the date of this Plan:

(i)    any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act) (other than the Company, any majority controlled subsidiary of the Company, or the fiduciaries of any Company benefit plans) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 30% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company; provided, however, that no Change of Control shall occur upon the acquisition of securities directly from the Company;

(ii)    individuals who, as of the beginning of any 24 month period, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason during such 24 month period to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

(iii)    consummation of (A) a merger, consolidation or reorganization of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 65% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company, unless at least 65% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities that acquire such assets are beneficially owned by individuals or entities who or that were beneficial owners of the voting securities of the Company immediately before such sale or other disposition.

Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

 (i)     “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

 (j)     “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation Committee of the Board.

(k)	“Common Shares” means the common shares, $0.001 par value, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

(l)	“Company” means Monopar Therapeutics Inc., a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

(m)   “Consultant” means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(n)	“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(o)	“Director” means a member of the Board. Any Director who does not serve as an employee of the Company is referred to herein as a “Non-employee Director.”

(p)“    Disability” means (i) “Disability” as defined in any employment, consulting or similar agreement to which the Participant is a party, or (ii) if there is no such agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” shall mean the Participant’s continuous illness, injury or incapacity for a period of six consecutive months, as determined by the Administrator in its discretion. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (x) the Participant’s “disability” within the meaning of Section 409A of the Code, (y) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (z) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(q)“    Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r)“    Employee” means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined bythe Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(s)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto.

(t)“    Fair Market Value” means a valuation performed by a qualified independent appraiser within the previous twelve months, taking into consideration all available information.

(u)“    Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Committee.

(v)“    Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(w)	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(x)“    Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)“    Option” means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(z)“    Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

(aa)“    Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb)“    Plan” means this 2016 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(dd) “Retirement” means, unless the Administrator determines otherwise, Termination of Employment, voluntary or involuntary, by a Participant from the Company and its Affiliates, other than a Termination for Cause, after attaining age fifty-five (55) and having at least five (5) years of service with the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company. For Plan purposes, a “voluntary” Termination of Employment is a Termination of Employment where the Participant does not qualify for severance benefits, whether under a severance agreement or the Company’s or any of its Affiliate’s severance policy, plan or other arrangement.

(ee) “Securities Act” means the United States Securities Act of 1933, as amended.

(ff) “Share” means a Common Share, as adjusted in accordance with Section 15 of the Plan.

(gg) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

(hh) “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(ll) “Termination of Employment” means for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee in the terms of an Award Agreement or otherwise, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-employee Director capacity, such change in status shall be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period. For the purposes of this Plan, Termination of Employment shall also mean the termination of a Consultant’s services to the Company and the termination of a Director’s position as a member of the Board of Directors of the Company.

3.	Stock Subject to the Plan.

(a)    Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 7,100,000 Shares, less one Share for every one Share that was subject to an option or stock appreciation right granted under any prior plan, and one share for every one Share that was subject to an award other than an option or stock appreciation right granted under any prior plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. After the Effective Date of the Plan (as provided in Section 6), no awards maybe granted under any prior plan. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

Notwithstanding any other provision of this Plan, the Company has no prior plans.

(b)    Code Section 422 Limits. Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed 100% of shares subject to the provision of 3(a) of the Plan.

(c)    Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate Grant Date Fair Market Value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-employee Director during any single calendar year (excluding Awards made at the election of the Non-employee Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed one million dollars ($1,000,000.00).

(d)	Share Counting Rules.

(i)    For purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to Awards granted under this Plan and shall be available for future Awards granted under this Plan in accordance with Section 3(d)(iii). In addition, if any Shares subject to an award under any prior plan are canceled, expired, settled in cash, or forfeited for any reason (in whole or in part) after December 31, 2015, then such Shares subject to an award under any prior plan shall, to the extent of such cancellation, expiration, settlement in cash, or forfeiture, again be available for grant under this Plan in accordance with Section 3(d)(iii). Notwithstanding the foregoing, Shares added back under the provisions of this subsection (d) shall not be counted when determining the limit on Shares that may be granted as Incentive Stock Options under subsection (b), above.

(ii)    Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (i) of this Section: (a) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2015, an option under any prior plan, (b) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2015, options or stock appreciation rights under any prior plan, (c) Shares subject to a Stock Appreciation Right or, after December 31, 2015, a stock appreciation right under any prior plan, that are not issued in connection with its stock settlement on exercise thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2015, options under any prior plan. Shares subject to Awards that have been retained by the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an Awardee, other than for an Option or Stock Appreciation Right as described above, shall again be available for grant under the Plan. Similarly, if any Shares subject to an award under any prior plan are, after December 31, 2015, either retained by the Company in payment or satisfaction of the tax withholding obligation of an awardee, other than for an option or a stock appreciation right as described above, or if Shares are delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an awardee under a prior plan, other than for an option or stock appreciation right, as described above, then such Shares subject to an award under any prior plan shall, to the extent of such tendering or withholding, again be available for grant under this Plan.

(iii)    Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any prior plan, and (ii) as one Share for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any prior plan.

(iv)    Conversion Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on Awards to a Participant under subsection (b), above, nor shall Shares subject to a Conversion Award again be available for an Award under the Plan as provided in this subsection (d).

4.	Administration of the Plan.

(a)	Procedure.

(i)    Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“ Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iii)    Other Administration. To the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded, the members of the Committee shall also qualify as “independent directors” as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act.

(iv)    Awards to Directors. The Board shall have the power and authority to grant Awards to Non- employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

(v)    Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to- day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i)     to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)    to determine the number of Common Shares to be covered by each Award granted hereunder;

(iii)   to determine the type of Award to be granted to the selected Employees and Non-employee Directors;

(iv)    to approve forms of Award Agreements;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)   to correct administrative errors;

(vii)  to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)    to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)    to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the plan amendment provisions set forth in Section 16 of the Plan, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

(xi)    to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)    to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

(xiii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)    to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xv)    to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi)   to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder

(c)    Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)    Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.	Eligibility.

Awards may be granted only to Non-employee directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

6.	Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company (the “Effective Date”) unless terminated earlier under Section 16 of the Plan.

7.	Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the term of Awards other than Awards that are structured to qualify as Incentive Stock Options under Section 9 shall be extended automatically if the Award would expire at a time when trading in Common Shares is prohibited by law or the Company’s insider trading policy to the 30th day after the expiration of the prohibition.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals.

(a)    Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)    Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, except with respect to Conversion Awards.

(c)    No Option Repricings. Subject to Section 15 of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

(d)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e)    Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment (or retention in the case of a consultant or Director), the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i)	cash;

(ii)	check or wire transfer (denominated in U.S. Dollars);

(iii)    subject to any conditions or limitations established by the Administrator, other Shares which were held for a period of more than six (6) months on the date of surrender and which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price, if any, shall be refunded to the Awardee in cash);

(iv)	subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;

(v)    consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vii)	any combination of the foregoing methods of payment.

(g)	Procedure for Exercise; Rights as a Shareholder.

(i)    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

(ii)    An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii)    Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)    The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(h)	Termination of Employment, Consultancy or Board Membership.

(i)

The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Option.

(ii) Unless otherwise provided in the Award Agreement:

(A)    Upon termination from membership on the Board by a Non-employee Director for reasons other than Retirement as set forth in subparagraph (D) below, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for five (5) years thereafter, or the remaining term of the Option, if less;

(B)    Upon Termination of Employment, excluding termination from membership on the Board by a Non-employee Director, due to death or Disability, any Option held by such Employee that is vested and exercisable as of the effective date of such Termination of Employment shall remain exercisable for one year after such Termination of Employment due to death or Disability or the remaining term of the Option, if less;

(C)    Upon Termination of Employment, excluding termination from membership on the Board by a Non-employee Director, due to death or Disability, any Option held by such Employee that is not yet vested shall vest in full as of the date of death or Disability, and any such vested Options shall remain exercisable for one year after such Termination of Employment due to death or Disability or the remaining term of the Option, if less;

(D)    Upon Termination o  Employment due to Retirement, (1) any Option held by such Awardee shall, to the extent not already vested, become ratably vested (rounded up or down to the nearest whole Share) based upon the full months of the applicable vesting period elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to a voluntary Termination of Employment, the terms of this Section 8(h)(ii)(D)(1) shall not apply with respect to any Option granted less than six (6) months prior to the effective date of such Termination of Employment; and (2) any Option held by an Awardee at Retirement, to the extent vested and exercisable as of the effective date of such Retirement (including, without limitation, any Options that have ratably vested pursuant to the preceding clause (1)), will remain outstanding for the lesser of five (5) years or the remaining term of the Option; and

(E)    Any other Termination of Employment, termination from membership on the Board by a Non-employee Director, shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a Termination for Cause.

9.	Incentive Stock Option Limitations/Terms.

(a)    Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company, except in compliance with Section 422 of the Code regarding 10 – percent shareholders.

(b)    $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)    Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d)    Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e)    Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10.	Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code). All Stock Appreciation Rights under the Plan, other than Conversion Awards, shall be granted subject to the same terms and conditions applicable to

Options as set forth in Section 8 of the Plan. Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.	Stock Awards.

(a)    Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

(b)    Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. A Performance Stock Award shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. Stock Awards for which vesting is not based on the attainment of performance criteria are referred to as “Restricted Stock Awards.”

(c)	Termination of Employment or Board Membership.

(i)

The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (A) Disability, (B) Retirement (C) death, or (D) otherwise (including Termination for Cause) shall have on any Stock Award.

(ii)	Unless otherwise provided in the Award Agreement:

(A)    A Termination of Employment due to Disability or death shall result in immediate full vesting of any as yet unvested Stock Award, and in the case of a Stock Award that vests upon the achievement of performance goals, the vested amount shall be based upon the target award amount;

(B)    A Termination of Employment due to Retirement shall result in vesting of a prorated portion of any Stock Award (rounded up or down to the nearest whole Share), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Employment, the terms of this Section 11(c)(ii)(B) shall not apply with respect to any Stock Award granted less than six (6) months prior to the effective date of such Termination of Employment; and

(C)	Any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

If clause (B) of this Section 11(c)(ii) applies to a Stock Award under which vesting is based on the attainment of performance criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Stock Award that is vested based upon actual performance results after the completion of the performance period.

(d)

Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12.	Other Stock-Based Awards.

 (a)    Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), as well as any cash bonus based on the attainment of Qualifying Performance Criteria as described in Section 13(b), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to attainment of a performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

 (b)    Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares or a target amount of cash, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

 (c)    Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares or a combination thereof, as the Administrator determines.

(d)	Termination of Employment, Consultancy, or Board Membership.

  (i)    The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (A) Disability, (B) Retirement, (C) death, or (D) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award.

(ii)	Unless otherwise provided in the Award Agreement:

 (A)    A Termination of Employment due to Disability or death shall result in immediate full vesting of any as yet unvested Other Stock-Based Award, and in the case of an Other Stock- Based Award which vests on the basis of attainment of a performance goal, the vested amount shall be based upon the target award amount;

 (B)    A Termination of Employment due to Retirement shall result in vesting of a prorated portion of any Other Stock-Based Award (rounded up or down to the nearest whole Share or unit based on Shares, as applicable), based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to voluntary Termination of Employment, the terms of this Section 12(d)(ii) (B) shall not apply with respect to any Other Stock- Based Award granted less than six (6) months prior to the effective date of such Termination of Employment; and

(C)	Any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

If clause (B) of this Section 12(d)(ii) applies to an Other Stock-Based Award under which vesting is based on the attainment of performance criteria over a performance period, the ratable vesting percentage determined by the portion of the performance period during which the Awardee was an Employee of the Company or an Affiliate shall be applied to determine the portion of the Other Stock-Based Award that is vested based upon actual performance results after the completion of the performance period.

13.	Other Provisions Applicable to Awards.

(a)    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an Award transferable to an Awardee’s family member or any other person or entity provided the Awardee does not receive consideration for such transfer. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)    Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, on a basis consistent with U.S. Generally Accepted Accounting Principles (“ GAAP”) or on a non-GAAP or adjusted GAAP basis, applied to either the Company as a whole or to a Subsidiary, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre- established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) sales or cash return on sales; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) basic or diluted earnings per share; (v) growth in earnings or earnings per share; (vi) stock price; (vii) return on equity or average shareholders’ equity; (viii) total shareholder return; (ix) return on capital; (x) return on assets or net assets; (xi) return on investments; (xii) revenue or gross profits; (xiii) income before or after interest, taxes, depreciation and amortization, or net income; (xiv) pretax income before allocation of corporate overhead and bonus; (xv) operating income or net operating income; (xvi) operating profit or net operating profit (whether before or after taxes); (xvii) operating margin; (xviii) return on operating revenue; (xix) working capital or net working capital; (xx) market share; (xxi) asset velocity index; (xxii) contract awards or backlog; (xxiii) overhead or other expense or cost reduction; (xxiv) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxv) credit rating; (xxvi) strategic plan development and implementation; (xxvii) improvement in workforce diversity; (xxviii) customer satisfaction; (xxvix) employee satisfaction; (xxx) management succession plan development and implementation; and (xxxi) employee or customer retention. Extraordinary, non-recurring items that may be the basis of adjustment include acquisitions or divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, the cumulative effects of tax or accounting changes in accordance with U.S. GAAP, and foreign exchange gains or losses.

(c)    Six Month Holding Period for Purposes of Rule 16b-3. If the Company is subject to the reporting requirements of Section 13 of the Exchange Act, the Plan Administrator shall ensure that transactions between the Company and an Officer or Director under this Plan are exempt from Section 16(b) of the Exchange Act pursuant to one of the exemptions available under 17 C.F.R. 240.16b-3. If the Administrator determines that the exemption pursuant to 17 C.F.R. 240.16b-3(d)(3) is to be used, then (i) shares purchased upon exercise of an Option or another derivative security (as defined in Exchange Act Rule 16a-1(c)) issued under this Plan by an Officer or Director may not be sold before at least six months have elapsed from the date the Option or other derivative security was granted; and (ii) any other equity securities of the Company acquired by an Officer or Director under this Plan other than as described in subparagraph (i) above may not be sold before at least six months have elapsed from the date they equity security was acquired.

14.	Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Awards or Other Stock-Based Awards that, in either case, vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of Shares or Stock Units actually earned under the Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

15.	Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

(a)    Adjustment Clause. In the event of (i) a stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3 of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Qualifying Performance Criteria applicable to any Awards to reflect any Share Change and any Organic Change and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by GAAP or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings. Any adjustment under this Section 15(a) need not be the same for all Participants.

(b)    Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:

(i)    On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii)    Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two (2) years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested shall remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two (2) years after a Change of Control, or within two (2) years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

(iii)    On the date that such Change of Control occurs, the restrictions and conditions applicable to any or all Stock Awards and Other Stock-Based Awards shall lapse and such Awards shall be fully vested. Unless otherwise provided in an Award at the Grant Date, upon the occurrence of a Change of Control, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Other Stock- Based Awards and cash Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Awardee shall be entitled to receive the payment of cash or settlement of Shares under the Award, as applicable, from the Company on the date that would have applied absent this provision.

(iv)    The Administrator, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, and if there is no excess value, the Committee may, in its discretion, cancel such Awards.

(c)    Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 15(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 24 of the Plan in order to ensure that such Award complies with Code Section 409A.

16.	Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(b), no such amendment shall be made that would:

(i)	increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii)	reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

(iii)	reduce the exercise price of outstanding Options or Stock Appreciation Rights, as prohibited by Section 8(c) without shareholder approval.

(b)    Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that this exception shall not apply following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)    Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	Designation of Beneficiary.

(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)    Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

18.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.	Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law, specifically including without limitation all applicable federal and state securities laws and regulations, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company (a) to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Company may request.

All certificates for Shares or certificates, agreements, or other documents evidencing securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities law, and the Company may cause a legend or legends to be put on any such certificates, agreements or other documents to make appropriate reference to such restrictions.

In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Administrator may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Administrator deems advisable.

20.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

23.	Governing Law; Interpretation of Plan and Awards.

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.

(b)    In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

24.	Section 409A.

It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a)    If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A.

(b)	The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(c)    Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.

(d)    In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e)    In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f)    Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by the Participant pursuant to Code Section 409A.

25.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)    The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)    Tax or Exchange Control Consequences. Any tax consequence or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

27.	Foreign Employees.

Awards may be granted hereunder to Employees and Consultants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

28.	Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares that are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

29.	Cancellation of Award; Forfeiture of Gain.

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Committee in its sole discretion.

30.	Data Privacy and Transfer

As a condition of acceptance of an Award, the Participant explicitly thereby consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title, Shares held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, management and administration of the Plan, and that the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. In addition, by accepting an Award under the Plan, each Participant agrees and acknowledges (i) that the Data will be held only as long as is necessary to implement, manage, and administer the Plan; (ii) that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw consent to the use and transfer of the Data, without cost, by delivering such revocation or withdrawal of consent in writing to a designated human resources representative; and (iii) that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan thereafter.

This Amended Plan was adopted by the Board of Directors of the Company on July 10, 2024. This Amended Plan was approved by the stockholders of the Company on ______, 2024.

MONOPAR THERAPEUTICS INC.

By:

Name: Karthik Radhakrishnan Title: Chief Financial Officer

Monopar Therapeutics Inc. 1000 Skokie Boulevard, Suite 350 Wilmette, IL 60091

VOTE BY MAIL

Mark, sign and date yon proxy card and return it in the postage-paid envelope we have provided or return it to Corporate Secretary, Monopar Therapeutics Inc., 1000 Skokie Boulevard, Suite 350, Wilmette, IL 60091.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All         Withhold All For All Except         To withhold authority to vole

for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐

Nominees

01	Christopher M. Starr	02	Chandler D. Robinson	05	Arthur J. Klausner

03	Michael J. Brown	04	Raymond W. Anderson	06	Kim R Tsuchimoto

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

3. To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-20 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.	☐	☐	☐

4. To approve an amendment to the Amended 2016 Stock Incentive Plan to increase the aggregate number of shares available for the grant of awards.	☐	☐	☐

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2024:

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023, are available at monopartx.com in the “Annual Meeting” subsection of the “Investors” tab.

MONOPAR THERAPEUTICS INC.

Annual Meeting of Stockholders August 5, 2024,

10:00 AM (Central Time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Chandler D. Robinson and Karthik Radhakrishnan, and each or any of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of common stock in Monopar Therapeutics Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at 10:00 A.M., Central Time, August 5, 2024, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed above and as more particularly described in the accompanying Proxy Statement , receipt of which is hereby acknowledged.

If no instructions are given, the proxies will be voted “FOR” Proposal No. 1 electing the six nominees to our Board of Directors; “FOR” Proposal No. 2 ratifying the selection of BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; “FOR” Proposal No. 3 to approve an amendment to the Second Amended and Restated Certificate of Incorporation to effect a reverse stock split; and “FOR” Proposal No. 4 amending the 2016 Stock Incentive Plan.

Continued and to be signed on reverse side